Exhibit 14

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Independent Auditors" and "Financial Statements" in the Prospectus and to the inclusion in this Registration Statement (Form N-14) (No. 33-xxxxx) of Mercury Select Growth Fund, of our report dated November 8, 1999, included in the 1999 annual reports to shareholders of the Turner Funds.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 6, 2000